UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures

Dear Valued Shareholder,

As the first half of 2025 has drawn to a close, we would like to take this opportunity to comment on the performance and activities of Apollo Debt Solutions BDC (“ADS” or the “Fund”). We will also provide our perspective regarding the near-term investment environment, the opportunities for the Fund and our outlook for the market.

The Fund’s Class I shares generated a 9.74% annualized distribution rate in June 2025 and a three-month and one-year total net return of 2.28% and 8.83%, respectively, as of June 30, 2025, bringing the annualized inception-to-date total net return to 8.69%.[1,2] The Fund’s net asset value per share was $24.60 as of June 30, 2025, compared to $24.90 as of June 30, 2024.

ADS Has Outperformed Major Fixed Income Markets Since Its Inception in January 2022[1,3]

Annualized Inception-to-Date Total Return (as of June 30, 2025)

WHAT HAPPENED IN MARKETS?

“Éclaircissement” was the winning word at this year’s Scripps National Spelling Bee—an elegant French term meaning the clearing up of something obscure. For 13-year-old Faizan Zaki, it was the word that crowned him champion. For markets in the second quarter, it captured the moment perfectly.

After a first quarter clouded by uncertainty—particularly around trade policy—markets experienced a degree of éclaircissement. While the road ahead remains far from clear, the most dire scenarios envisioned in the aftermath of President Donald Trump’s Liberation Day announcement on April 2nd where he revealed his reciprocal tariff framework have, so far, been avoided. Markets proved remarkably resilient as some clarity—however tentative—began to emerge.

WHAT HAPPENED IN MARKETS? (CONTINUED)

The second quarter opened with an unexpected bang: a sweeping round of tariff escalations that sent markets into a brief tailspin. Facing backlash, the Trump administration soon pivoted, moderating its stance on tariffs with deadline extensions, product category exemptions, and ultimately, a détente with China in May. This shift was critical in averting a broader trade breakdown between the world’s two largest economies.

Market focus then turned to fiscal policy, where the House passed the One Big Beautiful Bill Act—an expansive package that extended key provisions of the 2017 Tax Cuts and Jobs Act while adding new cuts at a projected cost of over $3.4 trillion19 through the next decade. The price tag triggered a brief selloff in Treasuries, pushing the 10-year yield above 4.5% before retracing to 4.2% by quarter-end.20

Then in late June, Israel and US airstrikes on Iranian nuclear facilities marked a sharp escalation in the Middle East. Oil prices spiked fears of shipping disruptions in the Persian Gulf, but a restrained Iranian response, followed by a ceasefire, left energy prices roughly flat by the end of June.

For all the turbulence, the market absorbed shocks with surprising calm—bolstered in part by what investors increasingly recognize as the return of the “Trump put,” or more recently by the less flattering acronym TACO (“Trump Always Chickens Out”). By the end of the second quarter, the S&P 500 Index surged 11%—bolstered by the momentum in artificial intelligence (“AI”)-related constituents. US high yield (HY) spreads tightened by more than 50 basis points, and total returns reached 3.6% in HY and 1.8% in investment grade (IG) credit.21

While the macro headlines captured most of the attention, it was the quiet strength of technical factors that truly anchored fixed income markets. Demand from pensions, insurers, and retail investors accelerated, while net new supply in both HY and IG credit remained negative—creating a powerful tailwind.22 US HY net supply after coupon income fell by $15 billion, and the IG market is on pace for its lowest net new issuance since 2019.22 These supply/demand dynamics helped fuel a broad-based rally across fixed income markets once policy uncertainty began to subside.

THE OPPORTUNITY IN PRIVATE CREDIT

Persistent market volatility kept the opportunity set in direct lending robust. With access to traditional capital markets limited, the value of private capital solutions was reinforced.

We’ve seen notable instances—particularly toward the end of April—where headline-driven market dislocations tipped the balance in favor of direct lenders over banks. Sponsors leaned into these windows, using volatility to their advantage in deal negotiations. For example, Thoma Bravo capitalized on post–Liberation Day market weakness to execute one of its largest acquisitions to date: Jeppesen, a carve-out from Boeing backed by Apollo financing.

Overall, the pace of capital markets activity slowed during the second quarter, but direct lending continued to scale. The total value of private jumbo deals (typically defined as $1 billion or more) declined 20% year-over-year to $35 billion in the first half of 2025, with the number of deals falling 65% to just 15. However, five of those transactions were over $4 billion—compared to zero in the same period last year—highlighting that large sponsors are still turning to direct lenders for size and certainty when public markets or banks are dislocated.23

THE OPPORTUNITY IN PRIVATE CREDIT (CONTINUED)

As always, we remain disciplined in evaluating opportunities. We continue to focus on larger issuers, and we consistently push back when deal terms or risk profiles don’t align with our core strategy. Smaller companies have generally experienced earnings pressure and may face structural disadvantages relative to larger peers. We believe these structural disadvantages include less pricing power, limited scale, smaller recruiting pipelines and R&D budgets, and a diminished ability to navigate volatility. Compounding this, the incremental spread for taking on smaller-company risk has been minimal, leaving the risk/reward equation unattractive, in our view. That said, we remain flexible where we see compelling opportunities—particularly in credits with the potential for incumbency and long-term growth.

Reinforcing this momentum, in late April we priced an inaugural $500 million private credit CLO for ADS—ADL CLO 1—marking an important milestone for ADS and the broader Apollo direct lending platform. The deal broadens ADS’ financing toolkit and establishes a scalable structure for future issuance, providing strong support from high-quality investors across the capital stack.

WHY APOLLO FOR CREDIT?

SCALE & EXPERIENCE: Since Apollo’s founding in 1990, Apollo has established a notable record of success in alternative investments, serving institutional and individual investors across the risk-return spectrum—in credit, equity, and real assets strategies. As a high-growth alternative asset manager, Apollo oversees $641 billion in its credit business with a broad coverage and experienced team that includes ~500 investment professionals.12 The ongoing growth in private lending is largely consolidated in the hands of the largest platforms, and Apollo’s scale allows it to lead and arrange transactions, acting as a full-service solution for borrowers and sponsors. Through an investment in ADS, individual investors generally have access to the same caliber of transactions and deals that Apollo’s institutional investors receive, which we believe can potentially produce attractive risk-adjusted returns.

WHY APOLLO FOR CREDIT? (CONTINUED)

PURCHASE PRICE MATTERS: ADS focuses on downside protection10 through credit selection and portfolio construction with an emphasis on lending to large-cap, private US companies at the top of the capital structure. As of June 30, 2025, the weighted average EBITDA of ADS’ directly originated debt investments was $280 million8 with an estimated weighted average net LTV of 40%.8 ADS’ portfolio is 100%9 first lien, senior secured debt as of the same date. Further, ADS’ direct originations in the first half of 2025 generated an average spread of 498 basis points, 151 basis points higher than new issue US leveraged loan market spreads.13 Further, we believe ADS’ balance sheet is positioned for offense, with a net leverage ratio of 0.49x as of June 30, 2025.

SELECTIVITY & JUDGEMENT: Apollo’s long-term approach to investing, which focuses on selectivity and underwriting discipline, has translated into very low default rates in the platform’s broader portfolio. From 2009 to the first quarter of 2025, Apollo’s Global Corporate Credit business experienced an average annual default rate of just 0.1%, compared to the 2.6% average for the leveraged loan market.14

ALIGNMENT: Since Apollo’s merger with retirement services business Athene, Apollo is often among the largest investors in its own funds. ADS invests alongside a number of Apollo’s direct lending funds where Apollo/Athene also have exposure, and these investments make up more than 80% of ADS’ portfolio, showcasing Apollo’s willingness to invest alongside its third-party investors.11

KEY TRANSACTIONS IN 2Q2515

In May 2025, Apollo funded a £500 million first lien term loan to support Cinven’s majority investment into Grant Thornton UK, the sixth-largest accounting and advisory services firm in the UK. Apollo secured the largest allocation in the financing, reflecting both Apollo’s ability to commit in size on an expedited timeline and its deep industry knowledge in the professional services sector.

In March 2025, Apollo funded a $235 million first lien term loan to Eagle Railcar Services (“Eagle Railcar”), a leading provider of railcar repair, maintenance, and related fleet services across North America. Leveraging its extensive experience in transportation/industrial services, Apollo acted as a key lender to support Eagle Railcar’s ongoing growth and operational flexibility.

ADS participated in the two transactions alongside other Apollo-managed investment funds.

OUTLOOK

While politics remains a key driver of markets, we caution against focusing on it exclusively. The second-quarter AI-driven equity rally highlights how powerful secular forces—like disruptive technologies—can shape entire asset classes. Rather than debating the existence of an AI bubble, the more important question is whether GenAI is transformative—we believe it is, and that its impact will increasingly influence the credit markets as adoption accelerates.

Since the launch of ChatGPT in late 2022, investing in GenAI has been primarily the domain of venture capitalists and public equity investors.24 Fixed income investors have not had many ways to invest in the space outside of data center financings and emerging derivative plays. With AI software startups scaling more rapidly than many of their SaaS software predecessors, we expect to see a broader trend of scaled, AI-enabled private companies raising debt to diversify their financing sources. The deployment opportunity could be immense. According to PitchBook, venture capital funds invested over $130 billion in AI start-ups in 2024 alone.25

Another key theme we expect to take shape in the second half of 2025 is the growing opportunity in European private credit. We view European private credit as rapidly developing with the potential to rival the US in scale, offering attractive risk-adjusted returns and meaningful geographic diversification. Non-bank lending accounts for just 12% of corporate financing in Europe and the UK—compared to 75% in the US—underscoring the region’s continued reliance on traditional banks.16 This dynamic speaks to the growth runway for private credit, particularly in direct lending. Regulatory shifts—including Basel III and the implementation of the Savings and Investments Union—are accelerating the migration of assets out of the banking system and into alternative capital channels. At the same time, macro and geopolitical tailwinds—from renewed fiscal stimulus to a broader reevaluation of “American exceptionalism”—are driving up interest in Europe as a destination for cross-border capital. For a deeper dive, see Apollo’s recent white paper The Continental Shift: Europe’s Private Credit Moment.17

GenAI and European credit represent clear areas of opportunity in our opinion—but they’re just part of a broader, more selective investment landscape. Against a backdrop of persistent volatility and evolving macro risks, we remain focused on managing downside while leaning into dislocations with conviction. Our approach is disciplined and targeted: prioritizing issuers we know well and sectors we believe are structurally positioned to outperform. We expect compelling opportunities to continue to emerge—particularly in strategic private transactions where we can deliver flexible, solutions-oriented capital to borrowers seeking alternatives to traditional markets.

EARL HUNT	JAMES VANEK	ROBERT GIVONE	PATRICK RYAN
Chairman & Chief Executive Officer of ADS	Co-Chief Investment Officer of the Adviser	Co-Chief Investment Officer of the Adviser	Chief Credit Officer of the Adviser

ERIC ROSENBERG	ADAM ELING	KRISTIN HESTER	RYAN DEL GIUDICE
Chief Financial Officer of ADS	Chief Operating Officer of ADS	Chief Legal Officer & Secretary of ADS	Chief Compliance Officer of ADS

TAL BARAK HARIF
Credit Writer

END NOTES

Data as of June 30, 2025, unless otherwise indicated. Reflects Apollo’s views and beliefs as of the date of this material and is subject to change without notice. Past performance is not indicative of future results. There can be no assurance that investment strategies or objectives described herein will be achieved and there can be no assurances that any of the trends described herein will continue or will not reverse. The value of any investment could decline and/or become worthless.

Certain information contained in this document constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words, or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Fund’s prospectus, and any such updated factors included in the Fund’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Fund’s prospectus and other filings. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Note on Index Performance: Index performance is shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number of investments, recycling or reinvestment of distributions, and types of assets). It may not be possible to directly invest in one or more of these indices and the holdings of the Fund may differ markedly from the holdings of any such index in terms of levels of diversification, types of securities or assets represented and other significant factors. Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of the Fund. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of future events or results.

1.

Past performance is not indicative of future results, and there can be no assurance that the Fund or any Apollo fund or investment will achieve its objectives or avoid substantial losses. Actual results may vary. Total returns for periods greater than one year are annualized. Total net return is calculated as the change in NAV per share during the period, plus distributions per share (assumes reinvested distributions) divided by the NAV per share at the beginning of the period. Total returns provided herein are net of all Fund expenses, general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Performance shown does not include anticipated taxes or withholdings. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. There is no guarantee that investment objective can be achieved. Inception dates: Class I shares, 1/7/22; Class S shares, 2/1/22; Class D shares, 7/1/22. The 3-month total net return as of June 30, 2025 for Class S and Class D shares without upfront placement fees: 2.06% and 2.22%, respectively; with upfront placement fees: -1.49% and 0.69%, respectively. The one-year total net return as of June 30, 2025 for Class S and Class D shares without upfront placement fees: 7.91% and 8.56%, respectively; with upfront placement fees: 4.16% and 6.94%, respectively. Annualized inception to date total net return as of June 30, 2025 for Class S and Class D shares without upfront placement fees: 7.78% and 11.95%, respectively; with upfront placement fees: 6.65% and 11.41%, respectively. No upfront sales load will be paid to the Fund with respect to Class S shares, Class D shares or Class I shares, however, if a shareholder buys Class S shares or Class D shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Shareholders should consult their selling agent for additional information.

2.

Past performance is not indicative of future results. There is no assurance the Fund will pay distributions in any particular amount, if at all. Any distributions the Fund makes will be at the discretion of the Fund’s Board of Trustees (the “Board”). Distributions are not guaranteed. The annualized distribution rate is as of June 23, 2025, and is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the net asset value (“NAV”) per share. The annualized distribution rate for Class S shares and Class D shares was 8.90% and 9.49%, respectively. The Fund’s annualized distribution rate, including the month’s stated base distribution per share but excluding the special distribution, is 8.77% for Class I shares, 7.93% for Class S shares and 8.52% for Class D shares. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by the Fund’s investment adviser or its affiliates that may be subject to reimbursement to the investment adviser or its affiliates. The Fund has not established limits on the amounts the Fund may fund from such sources. Distributions are all currently funded from cash flow from operations. Distributions, however, may be funded from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds. Distributions have been and may in the future be funded through sources other than cash flow, such as return of capital. Please refer to the Fund’s prospectus for additional information and visit the Fund’s website for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940.

END NOTES

3.	Source: Bloomberg, June 2025.
4.

“Leveraged Loans” represented by the Morningstar LSTA US Leveraged Loan 100 Index, which is designed to measure the performance of the 100 largest facilities in the US leveraged loan market. Index constituents are market-value weighted, subject to a single loan facility weight cap of 2%.

5.

“High Yield Corporate” represented by the ICE BofA US High Yield Index, which is market capitalization weighted and is designed to measure the performance of U.S. dollar denominated below investment grade (commonly referred to as “junk”) corporate debt publicly issued in the US domestic market. The index includes securities rated below investment grade (based on an average of Moody’s Investors Service, Inc., Fitch, Inc., and S&P Global Ratings) with at least 18 months remaining to final maturity at the time of issuance and at least one-year remaining term to final maturity as of the Index’s rebalancing date. In addition, individual securities of qualifying issuers must have a fixed coupon schedule and a minimum amount outstanding of $250 million.

6.

“US Investment Grade Corporate” represented by the Bloomberg US Corporate Index, which measures the investment grade, fixed-rate, taxable corporate bond market. It includes USD denominated securities publicly issued by US and non-US industrial, utility, and financial issuers. The index is a component of the US Credit and US Aggregate Indices, and provided the necessary inclusion rules are met, US Corporate Index securities also contribute to the multi-currency Global Aggregate Index. The index includes securities with remaining maturity of at least one year.

7.

ADS generally defines large-cap borrowers as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items.

8.

Weighted-average EBITDA of directly originated debt investments. Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA). Weighted average net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

9.

Composition of first lien investments based on fair market value of debt investments. Excludes cash and cash equivalents. There is no guarantee that similar allocations or investments will be available in the future. Subject to change at any time without notice.

10.	References to “downside protection” does not guarantee against loss of value. The value of any investment could decline and/or become worthless.
11.

There is no assurance that such investment opportunities will be available to the Fund. An affiliate of the Fund’s investment adviser received an exemptive order from the SEC that permits the Fund greater flexibility to participate in co-investment transactions.

12.

As of March 31, 2025, which is the latest data available. Assets Under Management (“AUM”) - The assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: 1. the net asset value, plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit and certain equity funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations, collateralized debt obligations, and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in credit, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain credit funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any management agreements of the funds Apollo manages. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in the funds it manages; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployment and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

13.

Source: Apollo analysts, Pitchbook, LCD as of June 30, 2025. New issue US leveraged loan spreads represents the average new issue weighted average spread of leverage loans as tracked by Pitchbook/LCD during the period.

END NOTES

14.

Source: J.P. Morgan, Apollo Analysts, as of March 31, 2025. The percentage of defaults for the investments managed by Apollo is calculated by totaling the par value of investments that default on an obligation (subsequent to Apollo’s acquisition of the asset) within a calendar year and dividing by the average total holdings in the Apollo Global Corporate Credit portfolio for that given year. This is exclusive of the acquisitions Gulf Stream Asset Management and Stone Tower Capital. J.P. Morgan Leveraged Loan defaults are calculated by totaling the par value of leveraged loan defaults and dividing by the par value outstanding in the respective market. Excludes assets purchased pursuant to a distressed-for-control strategy. Past performance is not indicative, nor a guarantee, of future results. For discussion purposes only. Information subject to change.

15.

Company names and logos are trademarks of their respective holders. There is no guarantee that similar allocations or investments will be available in the future. These transactions have been provided for discussion purposes only and were selected based on objective, non-performance-based criteria to illustrate recent large corporate direct lending investments by the Fund. The total loan amount represents the combined investment by all participants, including the Fund.

16.	SIFMA Capital Markets Factbook, December 2024.
17.

The Fund’s investment adviser is Apollo Credit Management, LLC (the “Adviser”), an affiliate of Apollo and its consolidated subsidiaries. The information presented in the White Paper is provided for educational purposes only and should not be construed as financial or investment advice, nor should any information in the White Paper be relied on when making an investment decision. Opinions and views expressed reflect the current opinions and views of Apollo Analysts as of the date of the White Paper and are subject to change. There is no guarantee the Fund will receive similar investment opportunities.

18.

Source: LCD / Pitchbook as of May 2025. Based on count of LBOs in U.S. and Europe. Other debt category includes pre-placed second-lien facility, HY bonds or other types of debt issued alongside BSL deal. Historic market trends are not reliable indicators of actual future market behavior or future performance of any particular investment which may differ materially and should not be relied upon as such.

19.	OBBA Would Cost More on a Dynamic Basis, Says CBO-2025-06-18: https://www.crfb.org/blogs/obbba-would-cost-more-dynamic-basis-says-cbo.
20.	Bloomberg, June 2025.
21.	Bloomberg, June 2025, Federal Reserve Bank of St. Louis, June 2025.
22.	Barclays, Bloomberg, Apollo, Milliman Index, March 2025.
23.	KBRA DLD, July 2025.
24.	Source: Reuters, AI startups drive VC funding resurgence, capturing record US investment in 2024.
25.	Source: Pitchbook, AI startups grabbed a third of global VC dollars in 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: July 24, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary